       ==================================================================

                                U.S. $150,000,000

                                CREDIT AGREEMENT

                            Dated as of June 23, 2000

                                      Among

                               THE MONY GROUP INC.
                                   as Borrower

                             THE BANKS NAMED HEREIN
                                    as Banks

                            SALOMON SMITH BARNEY INC.
                          as Arranger and Book Manager

                               FLEET NATIONAL BANK
                              as Syndication Agent

                                 BANK ONE, N.A.
                             as Documentation Agent

                                       and

                                 CITIBANK, N.A.
                             as Administrative Agent

       ==================================================================

                          T A B L E  O F  C O N T E N T S
                          - - - - -  - -  - - - - - - - -

                                                                                       Page
                                                                                       ----
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS................................................1
 SECTION 1.01.  Certain Defined Terms.....................................................1
 SECTION 1.02.  Computation of Time Periods..............................................16
 SECTION 1.03.  Accounting Terms.........................................................16

ARTICLE 2 AMOUNTS AND TERMS OF THE ADVANCES..............................................16
 SECTION 2.01.  The A Advances...........................................................16
 SECTION 2.02.  Making the A Advances....................................................17
 SECTION 2.03.  The B Advances...........................................................19
 SECTION 2.04.  Certain Fees.............................................................22
 SECTION 2.05.  Reduction, Extensions and Increase of the Commitments....................23
 SECTION 2.06.  Repayment................................................................25
 SECTION 2.07.  Interest.................................................................26
 SECTION 2.08.  Additional Interest on Eurodollar Rate Advances..........................28
 SECTION 2.09.  Interest Rate Determinations; Changes in Rating Systems..................27
 SECTION 2.10.  Voluntary Conversion and Continuation of A Advances......................28
 SECTION 2.11.  Prepayments of A Advances................................................29
 SECTION 2.12.  Increased Costs..........................................................30
 SECTION 2.13.  Illegality...............................................................30
 SECTION 2.14.  Payments and Computations................................................30
 SECTION 2.15.  Taxes....................................................................32
 SECTION 2.16.  Sharing of Payments, Etc.................................................33
 SECTION 2.17.  Right to Replace a Lender................................................34
 SECTION 2.18.  Evidence of Debt.........................................................34

ARTICLE 3 CONDITIONS OF LENDING..........................................................35
 SECTION 3.01.  Conditions Precedent to Initial Borrowing................................35
 SECTION 3.02.  Conditions Precedent to Each A Borrowing.................................36
 SECTION 3.03.  Conditions Precedent to Each B Borrowing.................................36

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.................................................37
 SECTION 4.01.  Representations and Warranties of the Borrower...........................37

ARTICLE 5 COVENANTS OF THE BORROWER......................................................39
 SECTION 5.01.  Affirmative Covenants....................................................39
 SECTION 5.02.  Negative Covenants.......................................................43

ARTICLE 6 EVENTS OF DEFAULT..............................................................46
 SECTION 6.01.  Events of Default........................................................46

ARTICLE 7 THE ADMINISTRATIVE AGENT.......................................................49
 SECTION 7.01.  Authorization and Action.................................................49

 SECTION 7.02.  Administrative Agent's Reliance, Etc.....................................49
 SECTION 7.03.  Citibank and Affiliates..................................................50
 SECTION 7.04.  Lender Credit Decision...................................................50
 SECTION 7.05.  Indemnification..........................................................50
 SECTION 7.06.  Successor Administrative Agent...........................................50
 SECTION 7.07.  Arranger and Book Manager, Syndication Agent and Documentation
                   Agent.................................................................51

ARTICLE 8  MISCELLANEOUS.................................................................51
 SECTION 8.01.  Amendments, Etc..........................................................51
 SECTION 8.02.  Notices, Etc.............................................................52
 SECTION 8.03.  No Waiver; Remedies......................................................53
 SECTION 8.04.  Costs, Expenses and Indemnification......................................53
 SECTION 8.05.  Binding Effect...........................................................54
 SECTION 8.06.  Assignments and Participations...........................................54
 SECTION 8.07.  Governing Law; Submission to Jurisdiction................................57
 SECTION 8.08.  Severability.............................................................57
 SECTION 8.09.  Execution in Counterparts................................................57
 SECTION 8.10.  Survival.................................................................57
 SECTION 8.11.  Waiver of Jury Trial.....................................................58
 SECTION 8.12.  Confidentiality..........................................................58
 SECTION 8.13.  Existing Credit Agreements...............................................58

                                    SCHEDULES
                                    ---------
Schedule I     - Banks and Commitments
Schedule II    - Existing Liens
Schedule III   - Existing Non-Recourse Mortgage Debt

                                    EXHIBITS
                                    --------
Exhibit A-1    - Form of Notice of A Borrowing
Exhibit A-2    - Form of Notice of B Borrowing
Exhibit B      - Form of Assignment and Acceptance
Exhibit C      - Form of Opinion of Counsel
                     of the Borrower
Exhibit D      - Form of Opinion of Special New York Counsel
                     to the Administrative Agent

       CREDIT AGREEMENT dated as of June 23, 2000 among THE MONY GROUP INC., a corporation organized under the laws of Delaware (the "Borrower"), the banks (each a "Bank" and, collectively, the "Banks") listed on the signature pages hereof, and CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the "Administrative Agent").

       The Borrower has requested that the Lenders (as hereinafter defined) make loans to it in an aggregate principal amount not exceeding $150,000,000 at any one time outstanding (as the same may be increased pursuant to Section 2.05(c)) for the general corporate purposes of the Borrower (including to support the Borrower's commercial paper program), and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

       SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.

              "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

              "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

              "Advance" means an A Advance or a B Advance.

              "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

              "Applicable Facility Fee Rate" means, for any Rating Level Period, the rate set forth below opposite the reference to such Rating Level
       Period:


                            364-Day Credit Agreement

                                           Applicable
          Rating Level                      Facility
             Period                         Fee Rate
             ------                         --------
     Rating Level 1 Period                   0.080%
     Rating Level 2 Period                   0.090%
     Rating Level 3 Period                   0.100%
     Rating Level 4 Period                   0.125%
     Rating Level 5 Period                   0.200%

       Each change in the Applicable Facility Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

              "Applicable Lending Office" means, with respect to any Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

              "Applicable Margin" means:

                     (a) for any A Advance that is a Base Rate Advance, 0.000% per annum; and

                     (b) for any A Advance that is a Eurodollar Rate Advance for any Rating Level Period, the rate set forth below opposite the reference to such Rating Level Period:

                    Rating Level                    Applicable
                       Period                      Margin (p.a.)
                       ------                      -------------
               Rating Level 1 Period                   0.320%
               Rating Level 2 Period                   0.360%
               Rating Level 3 Period                   0.400%
               Rating Level 4 Period                   0.500%
               Rating Level 5 Period                   0.675%


                            364-Day Credit Agreement

       Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

              "Applicable Utilization Fee Rate" means, for any Rating Level Period, the rate set forth below opposite the reference to such Rating Level Period:

                                                     Applicable
                    Rating Level                     Utilization
                       Period                         Fee Rate
                       ------                         --------
               Rating Level 1 Period                   0.050%
               Rating Level 2 Period                   0.100%
               Rating Level 3 Period                   0.100%
               Rating Level 4 Period                   0.125%
               Rating Level 5 Period                   0.125%

       Each change in the Applicable Utilization Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

              "Asset Valuation Reserve" means, for MONY Life, on any date of determination thereof, the asset valuation reserve (as determined in accordance with SAP) as at the last day of the fiscal quarter of the Borrower ending on or most recently ended prior to such date.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

              "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

              "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

              "B Reduction" has the meaning specified in Section 2.01.

              "Base Rate" means, for any period, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:



                            364-Day Credit Agreement

                     (a) the rate of interest announced publicly by Citibank in New York, New York from time to time as Citibank's base rate;

                     (b) 1/2 of one percent per annum above the Federal Funds Rate for such period; and

                     (c) the sum (adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 0.50% per annum plus (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States.

              "Base Rate Advance" means an A Advance which bears interest at rates based upon the Base Rate.

              "Borrowing" means an A Borrowing or a B Borrowing.

              "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

              "Change in Control" means any of the following events:



                            364-Day Credit Agreement

                     (a) the Borrower shall (i) cease to own, beneficially and of record, directly or indirectly, 100% of the shares of capital stock of MONY Life (other than directors' qualifying shares) or (ii) cease to have the ability to elect a majority of the board of directors of MONY Life; or

                     (b) the Borrower is merged, consolidated or reorganized into or with another corporation or other Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or other Person that is the survivor of such merger, consolidation or reorganization immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Borrower, immediately prior to such transaction; or

                     (c) either MONY Life or the Borrower sells all or substantially all of its assets to any other corporation or other Person (other than as expressly permitted in accordance with the terms of Section 5.02(c)); or

                     (d) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, except that for purposes of this paragraph (d) such person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all Voting Stock of the Borrower.

              "Citibank" means Citibank, N.A., a national banking association.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Commitment" has the meaning specified in Section 2.01.

              "Commitment Termination Date" means June __, 2001 or, in the case of any Lender whose Commitment is extended pursuant to Section 2.05(b), the date to which such Commitment is extended; provided in each case that if any such date is not a Business Day, the relevant Commitment Termination Date of such Lender shall be the immediately preceding Business Day. When the term "Commitment Termination Date" is used herein without reference to any particular Lender, such term shall, in such instance, be deemed to be a reference to the latest Commitment Termination Date of any of the Lenders then in effect hereunder.

              "Confidential Information" means information furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries or Affiliates on a confidential basis by informing the recipient that such information is


                            364-Day Credit Agreement
       confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public (other than as a result of any action by a Lender in violation of Section 8.12) or (ii) is or becomes available to such Person or Persons from a source other than the Borrower or any of its Subsidiaries or Affiliates, unless such Person has actual knowledge that (a) such source is bound by a confidentiality obligation or (b) such information has been previously furnished to such Person on a confidential basis.

              "Consolidated" refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP.

              "Continuation", "Continue" and "Continued" each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.10(b).

              "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or Section 2.10(a).

              "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person under Repurchase Agreements, (d) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not overdue by more than 30 days), (e) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (f) Debt of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person and
       (g) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above (including, without limitation, reimbursement obligations of such Person in respect of standby letters of credit or similar obligations); provided that the term "Debt" shall not include the liability of such Person in connection with (i) the Existing Non-Recourse Mortgage Debt or (ii) any Securitization Transactions, except to the extent that amounts received in connection with the sale or other transfer of accounts receivable in connection with such Securitization Transaction would under GAAP be accounted for as liabilities or reserves against assets on a Consolidated balance sheet of the Borrower and its Subsidiaries.

              "Default" means an event that, with notice or lapse of time or both, would become an Event of Default.


                            364-Day Credit Agreement

              "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the Administrative Questionnaire of such Bank or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

              "Effective Date" means the earliest date as of which the conditions precedent to effectiveness set forth in Section 3.01 shall have been satisfied or waived.

              "Eligible Assignee" means:

              (a) a Lender and any Affiliate of such Lender (excluding any such Affiliate primarily engaged in the insurance or mutual fund business);

              (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

              (c) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

              (d) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and

              (e) a finance company or other financial institution or fund (whether a corporation, partnership or other Person, but excluding any corporation, partnership or other Person primarily engaged in the insurance or mutual fund business) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000.

              "Environmental Law" means any federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.



                            364-Day Credit Agreement

              "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

              "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived pursuant to regulations under Section 4043 of ERISA and excluding a reportable event under Section 4043(c)(7) of ERISA; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to
       Section 4041(c) of ERISA as a distress termination; (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the satisfaction of the conditions set forth in Sections 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to
       Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

              "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

              "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Page 3750 as of 11:00 A.M. (London time) on the date (as to any Interest Period, the "Determination Date") that is two Business Days before the first day of such Interest Period, as LIBOR for a period equal to such Interest Period. In the event that Telerate Page 3750 shall cease to report such LIBOR or, in the reasonable judgement of the Majority Lenders, shall cease to accurately reflect such LIBOR, then the "Eurodollar Rate" with respect to such Interest


                            364-Day Credit Agreement

       Period for such Eurodollar Rate Advance shall be the rate per annum equal to the average of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to leading banks in the London interbank market at 11:00 A.M. (London time) on the Determination Date in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of the related A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance shall be determined by the Administrative Agent on the basis of the applicable rate appearing on Telerate Page 3750 as aforesaid (or the applicable rates furnished to and received by the Administrative Agent from the Reference Banks) on the Determination Date for such Interest Period, subject, however, to the provisions of Section 2.09.

              "Eurodollar Rate Advance" means an A Advance which bears interest at rates based upon the Eurodollar Rate.

              "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

              "Events of Default" has the meaning specified in Section 6.01.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

              "Excluded Representation" means the representation and warranty set forth in clause (v) of Section 4.01(e).

              "Existing Credit Agreements" means (i) the Credit Agreement (364-Day) dated as of October 1, 1998 among MONY Life, the lenders party thereto and Citibank, as administrative agent, as amended and/or restated through the date hereof, and (ii) the Credit Agreement (Five-Year) dated as of October 1, 1998 among MONY Life, the lenders party thereto and Citibank, as administrative agent, as amended and/or restated through the date hereof.

              "Existing Non-Recourse Mortgage Debt" means Debt of the Borrower or its Subsidiaries in existence on the date hereof and described in
       Schedule III hereto incurred in respect of the acquisition or improvement of real property and for which (a) the



                            364-Day Credit Agreement
       recourse of the holder of such Debt (whether direct or indirect and whether contingent or otherwise) is limited to such real property or improvement and (b) such holder may not collect by levy of execution otherwise against assets or property of the Borrower or such Subsidiary other than such real property or improvement directly securing such Debt if the Borrower or such Subsidiary fails to pay such Debt when due and such holder obtains a judgment with respect thereto.

              "Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's A Advances.

              "Facility Fee" has the meaning specified in Section 2.04(a).

              "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

              "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

              "Insufficiency" means, with respect to any Plan at any time, the amount, if any, of its unfunded benefit liabilities, as defined in
       Section 4001(a)(18) of ERISA.

              "Insurance Regulatory Authority" means, for the Borrower or any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the state in which the Borrower or such Insurance Subsidiary is domiciled.

              "Insurance Subsidiary" means a Subsidiary of the Borrower that is licensed to do a life insurance business and/or a property and casualty insurance business.

              "Interest Period" means, with respect to any Eurodollar Rate Advance, the period beginning on the date such Eurodollar Rate Advance is made or Continued, or Converted



                            364-Day Credit Agreement
       from a Base Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three, six, or with the consent of all of the Lenders, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                     (i) the Borrower may not select any Interest Period that ends after the Commitment Termination Date;

                     (ii) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

                     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

              "Lenders" means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Sections 8.06(a), (b) and (c).

              "LIBOR" means the rate at which deposits in U.S. dollars are offered to leading banks in the London interbank market.

              "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

              "Majority Lenders" means, at any time, (a) Lenders having Exposures and unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time; provided that, for all purposes after the Commitments expire or terminate, the outstanding B Advances of the Lenders shall be included in their respective Exposures in determining the Majority Lenders.

              "Margin Stock" means margin stock within the meaning of Regulation U.

              "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or
       (ii) the legality, validity or enforceability of this Agreement.



                            364-Day Credit Agreement

              "MONY Life" means MONY Life Insurance Company (formerly known as The Mutual Life Insurance Company of New York), a New York insurance company.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Moody's Rating" means, at any time, the rating of the Borrower's unsecured, unguaranteed senior long-term debt obligations then outstanding most recently announced by Moody's.

              "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

              "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

              "Net Worth" means, at any time, the sum of the following for the Borrower and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) as at the last day of the fiscal quarter of the Borrower ending on or most recently ended prior to such date:

              (a) the amount of capital stock (including, without limitation, any convertible preferred stock), plus

              (b) the amount of retained earnings and accumulated other comprehensive income (or, in the case of a earnings deficit, minus the amount of such deficit).

              "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

              "Notice of B Borrowing" has the meaning specified in Section 2.03(a).

              "OECD" means the Organization for Economic Cooperation and Development.

              "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

              "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.



                            364-Day Credit Agreement

              "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA or a Multiple Employer Plan.

              "Rating Level Change" means a change in the Moody's Rating or the Standard & Poor's Rating (other than as a result of a change in the rating system of such rating agency) that results in the change from one Rating Level Period to another, which Rating Level Change shall be effective on the date on which the relevant change in such rating is first announced by Moody's or Standard & Poor's, as the case may be.

              "Rating Level Period" means a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period; provided that:

                     (i) "Rating Level 1 Period" means a period during which the Moody's Rating is at or above A1 or the Standard & Poor's Rating is at or above A+;

                     (ii) "Rating Level 2 Period" means a period that is not a Rating Level 1 Period during which the Moody's Rating is at or above A2 or the Standards & Poor's Rating is at or above A;

                     (iii) "Rating Level 3 Period" means a period that is not a Rating Level 1 Period or a Rating Level 2 Period during which Moody's Rating is at or above A3 or the Standard & Poor's Rating is at or above A-;

                     (iv) "Rating Level 4 Period" means a period that is not a Rating Level 1 Period, a Rating Level 2 Period or a Rating Level 3 Period during which the Moody's Rating is at or above Baa1 or the Standard & Poor's Rating is at or above BBB+; and

                     (v) "Rating Level 5 Period" means each period other than a Rating Level 1 Period, a Rating Level 2 Period, a Rating level 3 Period or a Rating Level 4 Period, and shall include each period during which neither the Moody's Rating nor the Standard & Poor's Rating shall be in effect;

       and provided further that if the Moody's Rating and the Standard & Poor's Rating differ by more than one rating level, then the Rating Level Period shall be one Rating Level Period higher than the Rating Level Period resulting from the application of the lower of such ratings (for which purpose Rating Level Period 1 is the highest Rating Level Period and Rating Level 5 is the lowest Rating Level Period).

              "Reference Banks" means Citibank, Fleet National Bank and Bank One, N.A.

              "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby other insurers assume insurance from the Borrower or any Insurance Subsidiary.



                            364-Day Credit Agreement

              "Register" has the meaning specified in Section 8.06(d).

              "Regulations T, U and X" means Regulations T, U and X issued by the Board of Governors of the Federal Reserve System, as from time to time amended.

              "Repurchase Agreements" means reverse repurchase arrangements with respect to securities and financial instruments.

              "Responsible Officer" of the Borrower means the Chief Financial Officer, the Treasurer, any Executive Vice President, any Senior Vice President, any Vice President and any Director of the Borrower.

              "SAP" means the accounting procedures and practices prescribed or permitted by the applicable Insurance Regulatory Authority.

              "Securitization Transaction" means any transaction in which the Borrower or any of its Subsidiaries sells or otherwise transfers an interest in accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable or sells such accounts receivable to one or more third party purchasers.

              "Senior Notes" means the 8.35% senior notes due 2010 issued by the Borrower on March 8, 2000 pursuant to the Shelf Registration.

              "Shelf Registration" means the registration statement on Form S-3 filed with the Securities and Exchange Commission on January 12, 2000 providing for the issuance from time to time by the Borrower of up to $1,000,000,000 of the securities referred to therein.

              "Standard & Poor's" means Standard & Poor's Ratings Service, presently a division of The McGraw-Hill Companies, Inc., and its successors.

              "Standard & Poor's Rating" means, at any time, the rating of the Borrower's unsecured, unguaranteed senior long-term debt obligations then outstanding most recently announced by Standard & Poor's.

              "Statutory Statement" means, as to MONY Life or any Insurance Subsidiary, a statement of the condition and affairs of MONY Life or such Insurance Subsidiary, prepared in accordance with SAP, and filed with the applicable Insurance Regulatory Authority.

              "Statutory Surplus" means, for MONY Life, on any date of determination thereof, the aggregate amount of surplus as regards policyholders of the Borrower (determined in accordance with SAP) as at the last day of the fiscal quarter of the Borrower ending on or most recently ended prior to such date.



                            364-Day Credit Agreement

              "Statutory Tangible Net Worth" means, for MONY Life, on any date of determination thereof, the sum of (a) Statutory Surplus and (b) Asset Valuation Reserve on such date.

              "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

              "Surplus Notes" means the 8.65% surplus notes due 2012 and the 8.65% surplus notes due 2024 issued on March 8, 2000 by MONY Life to the Borrower and the 11.25% surplus notes due 2024 issued by MONY Life pursuant to the Surplus Notes Indenture.

              "Surplus Notes Indenture" means the Purchase Agreement dated as of August 8, 1994 providing for the issuance of MONY Life's 11.25% surplus notes due 2024.

              "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service of Bridge Information Services (or such other page as may replace page "3750" on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits).

              "Total Capitalization" means, at any time, the sum of (a) Total Debt and (b) Net Worth on such date.

              "Total Debt" means, at any time, an amount equal to the aggregate outstanding principal amount of Debt (including, without limitation, the Surplus Notes, the Senior Notes, any trust preferred securities issued by the Borrower pursuant to the Shelf Prospectus and any additional securities issued by the Borrower pursuant to the Shelf Registration to the extent representing Debt thereof) of the Borrower and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) as at the last day of the fiscal quarter of the Borrower ending on or most recently ended prior to such date.

              "Type" refers to whether an A Advance is a Base Rate Advance or a Eurodollar Rate Advance.

              "Utilization Fee" has the meaning specified in Section 2.04(b).


                            364-Day Credit Agreement

              "Voting Stock" means, for any Person at any time, the outstanding securities of such Person entitled to vote generally in an election of directors of such Person.

              "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

              "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

              SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

              SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles or statutory accounting principals, as the case may be, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

                                    ARTICLE 2
                        AMOUNTS AND TERMS OF THE ADVANCES

              SECTION 2.01. The A Advances.

              (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on Schedule I hereto or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in the Register, as such amount may be reduced pursuant to Section 2.05(a) or increased pursuant to Section 2.05(c) (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the respective Commitments of the Lenders ratably according to such Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction").

              (b) Each A Borrowing and each Conversion or Continuation thereof (i) shall (except as otherwise provided in Sections 2.09(f) and (g)) be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall consist of A Advances of the same Type (and, if such Advances are Eurodollar Rate Advances, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably



                            364-Day Credit Agreement
according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to
Section 2.11(b) and reborrow under this Section 2.01.

              SECTION 2.02. Making the A Advances.

              (a) (i) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of such A Borrowing (in the case of an A Borrowing consisting of Eurodollar Rate Advances) or given not later than 11:00 A.M. (New York City time) on the Business Day of such A Borrowing (in the case of an A Borrowing consisting of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof.

              (ii) Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be in writing in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such A Borrowing,
       (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such A Advance.

              (iii) Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing; provided that, with respect to an A Borrowing of a Eurodollar Rate Advance, no Lender having a Commitment Termination Date prior to the last day of the initial Interest Period for such Eurodollar Rate Advance shall participate in such Borrowing.

              (iv) After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

              (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may select Eurodollar Rate Advances for any A Borrowing only in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

              (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense reasonably incurred by such Lender as a result of any failure to make such A Borrowing (including, without limitation, as a result of any failure to fulfill, on or before the date specified in such Notice of A Borrowing, the applicable conditions set forth in Article 3) and the liquidation or reemployment of deposits or other funds acquired by such Lender to fund



                            364-Day Credit Agreement
the A Advance to be made by such Lender as part of such A Borrowing. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

              (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement (and such A Advance shall be deemed to have been made by such Lender on the date on which such amount is so repaid to the Administrative Agent).

              (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve the other Lenders of their obligations hereunder to make an A Advance on the date of such A Borrowing, and no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

              (f) Notwithstanding anything in this Agreement to the contrary, no Lender whose Commitment Termination Date falls prior to the last day of any Interest Period for any Eurodollar Rate Advance (a "Relevant Lender") shall participate in such Advance. Without limiting the generality of the foregoing, no Relevant Lender shall (i) participate in a Borrowing of any Eurodollar Rate Advance having an initial Interest Period ending after such Lender's Commitment Termination Date, (ii) have any outstanding Eurodollar Rate Advance Continued for a subsequent Interest Period if such subsequent Interest Period would end after such Lender's Commitment Termination Date or (iii) have any outstanding Base Rate Advance Converted into a Eurodollar Rate Advance if such Eurodollar Rate Advance would have an initial Interest Period ending after such Lender's Commitment Termination Date. If any Relevant Lender has outstanding a Eurodollar Rate Advance that cannot be Continued for a subsequent Interest Period pursuant to clause (ii) above or has outstanding a Base Rate Advance that cannot be Converted into a Eurodollar Rate Advance pursuant to clause (iii) above, such Lender's ratable share of such Eurodollar Rate Advance (in the case of said clause (ii)) shall be repaid by the Borrower on the last day of its then current Interest Period and such Lender's ratable share of such Base Rate



                            364-Day Credit Agreement

Advance (in the case of said clause (iii)) shall be repaid by the Borrower on the day on which the Advances of Lenders unaffected by said clause (iii) are so Converted.

              SECTION 2.03. The B Advances.

              (a) Each Lender severally agrees that the Borrower may request B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Commitment Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the lesser of (i) the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction) and (ii) the aggregate amount of the Commitments (computed without regard to any B Reduction) scheduled to be in effect on the scheduled maturity date of the B Advances to be made as part of such Borrowing. The following procedures shall apply:

              (i)    The Borrower may request a B Borrowing under this Section
       2.03 by delivering to the Administrative Agent a notice of a B Borrowing (a "Notice of B Borrowing") in writing in substantially the form of Exhibit A-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of the B Advances to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the Commitment Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 11:00 A.M. (New York City time):

                     (a) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (any such Borrowing being herein referred to as a "Fixed Rate B Borrowing"); and

                     (b) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them (any such Borrowing being herein referred to as a "Specified Basis B Borrowing").

       Simultaneously with each such request, the Borrower shall pay to the Administrative Agent, for the Administrative Agent's account, a non-refundable fee in the amount heretofore agreed between the Borrower and the Administrative Agent. Promptly following the Administrative Agent's receipt of such request and the fee referred to in the preceding sentence, the Administrative Agent shall notify each Lender of such request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.



                            364-Day Credit Agreement

              (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 11:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing (in the case of a Fixed Rate B Borrowing) and (B) three Business Days before the date of such proposed B Borrowing (in the case of a Specified Basis B Borrowing), of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 10:30 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 11:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

              (iii) The Borrower shall, in turn, (A) before 12:00 noon (New York City time) on the date of such proposed B Borrowing (in the case of a Fixed Rate B Borrowing) and (B) before 2:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing (in the case of a Specified Basis B Borrowing), either:

                     (x) cancel such B Borrowing by giving the Administrative Agent notice to that effect, or

                     (y) in its sole discretion, (1) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph
              (ii) above by giving notice to the Administrative Agent of the amount of each B Advance to be made by each Lender as part of such B Borrowing (provided that (I) the amount of each such B Advance shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above and (II) such offers, if accepted, must be accepted in ascending order of the rates of interest specified by the offering Lenders in their respective notices delivered pursuant to paragraph (ii) above (in each case beginning with the lowest rate so offered) and, if offers are made by two or more Lenders with the same rates of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted, then the principal amount of B Advances in



                            364-Day Credit Agreement
              respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in integral multiples of $1,000,000) in proportion to the aggregate maximum principal amount of such offers by such Lenders), and (2) reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect.

              (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

              (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article 3. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 P.M. (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in
       Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article 3 and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

              (b) Each B Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, but no B Borrowing shall be made if, following the making of such B Borrowing, the Borrower would not be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

              (c)    Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.


                            364-Day Credit Agreement

              (d) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a B Advance on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance without the prior written consent of the Lender holding such B Advance and, if a B Advance is prepaid, the Borrower shall reimburse the Lender holding such B Advance in respect thereof pursuant to Section 8.04(c).

              (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above.

              (f) Notwithstanding anything to the contrary in this Section 2.03, no Lender whose Commitment Termination Date occurs prior to the maturity date for any B Advance requested in a Notice of B Borrowing shall be entitled to receive or to make a quote pursuant to such Notice of B Borrowing or otherwise to participate in such B Borrowing.

              SECTION 2.04. Certain Fees.

              (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") on the average daily amount (whether used or unused) of such Lender's Commitment (without regard to any B Reduction) from the date hereof (in the case of each Bank) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each such Lender) until the Commitment Termination Date of such Lender at a rate per annum equal to the Applicable Facility Fee Rate. The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and, for each Lender, on the Commitment Termination Date of such Lender.

              (b) Utilization Fee. For each day on which the aggregate principal amount of Advances outstanding exceeds 50% of the aggregate Commitments (computed without regard to any B Reduction), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee (the "Utilization Fee") on the aggregate principal amount of the Advances of such Lender outstanding on such day at a rate per annum equal to the Applicable Utilization Fee Rate. The Utilization Fee will be payable in respect of each Advance on each date on which interest is payable on such Advance, as specified in Section 2.03(e) and Section 2.07 hereof.

              (c) Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's own account, an administrative agency fee


                            364-Day Credit Agreement
at the times and in the amounts heretofore agreed between the Borrower and the Administrative Agent.

              SECTION 2.05. Reduction, Extensions and Increase of the
Commitments.

              (a)    Commitment Reductions.

              (i) The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date of such Lender.

              (ii) In addition, the Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and provided further that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Once reduced or terminated, the Commitments may not be reinstated.

              (b)    Commitment Extensions.

              (i) The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 45 days and not less than 30 days prior to the Commitment Termination Date then in effect hereunder (the "Existing Commitment Termination Date"), request that each Lender extend such Lender's Commitment Termination Date for an additional 364 days from the Existing Commitment Termination Date.

              (ii) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not more than 30 days immediately prior to the Existing Commitment Termination Date but in any event no later than the date (the "Notice Date") 20 days prior to the Existing Commitment Termination Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Commitment Termination Date (a "Non-Extending Lender") shall notify the Administrative Agent (which shall notify the other Lenders) of such fact promptly after such determination (but in any event no later than the Notice
Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

              (iii) The Administrative Agent shall notify the Borrower of each Lender's determination under this Section 2.05(b) no later than the date 15 days prior to the Existing Commitment Termination Date (or, if such date is not a Business Day, on the next preceding Business Day).


                            364-Day Credit Agreement

              (iv) The Borrower shall have the right on or before the Existing Commitment Termination Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date); provided that prior to replacing any Non-Extending Lender with any Additional Commitment Lender, the Borrower shall have given each Lender which has agreed to extend its Commitment Termination Date an opportunity to increase its Commitment by all or a portion of the Non-Extending Lenders' Commitments.

              (v) If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination Date, the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

              (vi) Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section 2.05(b) shall be effective with respect to any Lender only if:

              (x) no Default or Event of Default shall have occurred and be continuing on the date of the notice requesting such extension or on the Existing Commitment Termination Date and the representations and warranties set forth in Section 4.01 shall be true and correct on and as of each of said dates as if made on and as of said dates; and

              (y) the Borrower shall have paid in full all amounts owing to each Non-Extending Lender hereunder on or before the Commitment Termination Date of such Lender.

              (c) Increase in Commitments. The Borrower shall have the right at any time, but in no event more than once in any consecutive twelve month period, to increase the aggregate Commitments in integral multiples of $10,000,000 but not to exceed $100,000,000 in the aggregate by adding to this Agreement one or more other Eligible Assignees (which may include any Lender (with the consent of such Lender)) (each such Eligible Assignee, an "Additional Lender"), with the approval of the Administrative Agent (not to be unreasonably


                            364-Day Credit Agreement
withheld), each of which Additional Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Lender shall undertake a Commitment (if any such Additional Lender is a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder) which such Commitment shall be in an amount at least equal to (i) for each Additional Lender that is not a Lender, $10,000,000 or a larger integral multiple of $1,000,000 and (ii) for each Additional Lender that is a Lender, an amount equal to the product of (A) such Lender's proposed total increase in its Commitment and (B) such increase over the aggregate proposed increases of all the Lenders' Commitments (but in no event shall such Lender's Commitment be increased in an amount greater than its proposal), and upon the effectiveness of such agreement (the date of the effectiveness of any such agreement being hereinafter referred to as the "Increased Commitment Date") such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement.

Notwithstanding the foregoing, the increase in the aggregate Commitments hereunder pursuant to this Section 2.05(c) shall be effective only if:

              (i) the Borrower shall have given the Administrative Agent notice of any such increase at least three Business Days prior to any such Increased Commitment Date;

              (ii) no Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Commitment Date;

              (iii) no Advances shall be outstanding hereunder and no Notice of A Borrowing or Notice of B Borrowing shall have been given, in each case, on and as of any such Increased Commitment Date;

              (iv) there shall have been no reduction of the Commitments pursuant to Section 2.05(a) hereof on or prior to any such Increased Commitment Date; and

              (v) on the date of the notice referred to in clause (i) above and on the Increased Commitment Date, the Moody's Rating is at or above Baa1 and the Standard & Poor's Rating is at or above BBB+.

              SECTION 2.06. Repayment.

              (a) A Advances. The Borrower shall repay the then unpaid principal amount of each A Advance made by each Lender, and each A Advance made by such Lender shall mature, on the Commitment Termination Date of such Lender.

              (b) B Advances. The Borrower shall repay the principal amount of each B Advance made by each Lender as provided in Section 2.03(d).



                            364-Day Credit Agreement

              SECTION 2.07. Interest.

              (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender, from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

              (i) Base Rate Advances. While such A Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances as in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

              (ii) Eurodollar Rate Advances. While such A Advance is a Eurodollar Rate Advance, a rate per annum for each Interest Period for such A Advance equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Rate Advances as in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs at three-month intervals after the first day of such Interest Period, and on each date on which such Eurodollar Rate Advance shall be Continued, Converted or paid in full.

              (b) Default Interest. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, the Borrower shall pay interest on:

              (i) the unpaid principal amount of each A Advance owing to each Lender, payable on demand (and in any event in arrears on the dates referred to in Section 2.07(a)(i) or (a)(ii) above), at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such A Advance pursuant to said Section 2.07(a)(i) or (a)(ii), as applicable; provided that if such Event of Default shall be continuing at the end of any Interest Period for any Eurodollar Rate Advance, such Advance shall forthwith be Converted to a Base Rate Advance bearing interest as aforesaid in this Section 2.07(b)(i);

              (ii) the unpaid principal amount of each B Advance owing to each Lender, payable on demand (and in any event in arrears on the date or dates interest is payable on such B Advance), at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such B Advance in the offer made by such Lender pursuant to Section 2.03(a)(ii) and accepted by the Borrower under
       Section 2.03(a)(iii); and

              (iii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full), at a rate per annum equal at all times to two percent (2%) per annum


                            364-Day Credit Agreement
       above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.07(a)(i) above.

              SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

              SECTION 2.09. Interest Rate Determinations; Changes in Rating Systems.

              (a) Each Reference Bank agrees, upon the request of the Administrative Agent, to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks (subject to the provisions set forth in the definition of "Eurodollar Rate" in Section 1.01 and to clause (c) below).

              (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rates determined by the Administrative Agent for the purposes of Section 2.07.

              (c) If (1) fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advances and (2) the relevant rates do not appear on Telerate Page 3750,

              (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances for such Interest Period,

              (ii) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

              (iii) the obligation of the Lenders to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.



                            364-Day Credit Agreement

              (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

              (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

              (ii) the obligation of the Lenders to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

              (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

              (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such A Advances shall automatically Convert into Base Rate Advances.

              (g) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

              (h) If the rating system of either Moody's or Standard & Poor's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent (on behalf of the Lenders) shall negotiate in good faith to amend the references to specific ratings in this Agreement to reflect such changed rating system or the non-availability of ratings from such rating agency (provided that any such amendment to such specific ratings shall in no event be effective without the approval of the Majority Lenders).

              SECTION 2.10. Voluntary Conversion and Continuation of A Advances.

              (a) Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all or any portion of the outstanding A Advances of one Type




                            364-Day Credit Agreement
comprising part of the same A Borrowing into A Advances of the other Type; provided that (i) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b) and (ii) in the case of any such Conversion of a Eurodollar Rate Advance into a Base Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the A Advances to be Converted, and (z) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

              (b) Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.09 and 2.13, Continue all or any portion of the outstanding Eurodollar Rate Advances comprising part of the same A Borrowing for one or more Interest Periods; provided that (i) Eurodollar Rate Advances so Continued and having the same Interest Period shall be in an amount not less than the minimum amount specified in Section 2.02(b) and (ii) in the case of any such Continuation on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Continuation shall, within the restrictions specified above, specify (x) the date of such Continuation, (y) the Eurodollar Rate Advances to be Continued and (y) the duration of the initial Interest Period (or Interest Periods) for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.

              SECTION 2.11. Prepayments of A Advances.

              (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) below.

              (b) The Borrower may, on notice given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed prepayment of A Advances (in the case of an Eurodollar Rate Advances) or given not later than 11:00 A.M. (New York City time) on the Business Day of the proposed prepayment of A Advances (in the case of Base Rate Advances), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c).



                            364-Day Credit Agreement

              SECTION 2.12. Increased Costs.

              (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

              (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

              SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make or Continue Eurodollar Rate Advances or to fund or otherwise maintain Eurodollar Rate Advances hereunder,
(i) the obligation of such Lender to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) each Eurodollar Rate Advance of such Lender shall convert into a Base Rate Advance at the end of the then current Interest Period for such Eurodollar Rate Advance.

              SECTION 2.14. Payments and Computations.

              (a) The Borrower shall make each payment hereunder without set-off or counterclaim not later than 11:00 A.M. (New York City time) on the day when due in U.S.



                            364-Day Credit Agreement
dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, Facility Fee or Utilization Fee ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.12, 2.15 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.06(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

              (b) All computations of interest based on Citibank's base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of the Facility Fee and the Utilization Fee shall be made by the Administrative Agent, and all computations of interest pursuant to
Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

              (c) Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest, Facility Fee or Utilization Fee, as the case may be; provided however that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.



                            364-Day Credit Agreement

              SECTION 2.15. Taxes.

              (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

              (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such Taxes and Other Taxes, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding (as between the Borrower, the Lenders and the Administrative Agent) for all purposes, absent manifest error.

              (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof or other proof of payment of such Taxes reasonably satisfactory to the relevant Lender(s). If no Taxes are payable in respect of any payment hereunder, upon the request of the Administrative Agent the Borrower will furnish to the Administrative Agent, at such address, a statement to such effect with respect to each jurisdiction designated by the Administrative Agent.



                            364-Day Credit Agreement

              (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a).

              (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States; provided however that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

              (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

              SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.02(c), 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided however that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another


                            364-Day Credit Agreement

Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

              SECTION 2.17. Right to Replace a Lender. If the Borrower is required to make any additional payment pursuant to Section 2.12 or 2.15 to any Lender or if any Lender's obligation to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended pursuant to Section
2.13 (in each case, such Lender being an "Affected Person"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Person as a party to this Agreement; provided that, no Default or Event of Default shall have occurred and be continuing at the time of such replacement; and provided further that, concurrently with such replacement, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 8.06 applicable to assignments, and (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.12 and 2.15.

              SECTION 2.18. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (b) The Administrative Agent shall maintain accounts in which it shall record (i) the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (c) The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.18 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.


                            364-Day Credit Agreement

                                    ARTICLE 3
                              CONDITIONS OF LENDING

              SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the condition precedent that the Administrative Agent shall have received the following, each (unless otherwise specified below) dated the Effective Date, in form and substance satisfactory to the Administrative Agent and (except for the items in clauses (a), (b) and (d)) in sufficient copies for each Lender:

              (a) Evidence that the Borrower shall have obtained a Moody's Rating at or above Baa1 and a Standard & Poor's Rating at or above BBB+.

              (b) Certified copies of (x) the charter and by-laws of the Borrower, (y) the resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the transactions contemplated hereby, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

              (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

              (d) A certificate from the Secretary of State of the State of Delaware dated a date reasonably close to the date hereof as to the good standing of and charter documents filed by the Borrower.

              (e) A favorable opinion of John R. McFeely, Vice President and Chief Counsel, Corporate and Investment Affairs, of MONY Life, substantially in the form of Exhibit C hereto.

              (f) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit D hereto.

              (g) A certificate of a Responsible Officer of the Borrower certifying that (i) no Default or Event of Default as of the date thereof has occurred and is continuing, and (ii) the representations and warranties contained in Section 4.01 are true and correct on and as of the date thereof as if made on and as of such date.

              (h) Evidence of (x) the termination of the commitment of each lender and (y) the payment by MONY Life of all amounts whatsoever payable to each of the lenders, in each case under the Existing Credit Agreements.



                            364-Day Credit Agreement

              (i) Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Administrative Agent or any Lender may, through the Administrative Agent, reasonably request.

              SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

              (a)    the representations and warranties contained in
       Section 4.01 (not including, in the case of any Borrowing after the initial Borrowing, the Excluded Representation) are true and correct in all material respects on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

              (b) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

              SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                     (i)    the representations and warranties contained in
              Section 4.01 (not including, in the case of any Borrowing after the initial Borrowing, the Excluded Representation) are true and correct in all material respects on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                     (ii) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.



                            364-Day Credit Agreement

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

              SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents, warrants and agrees as follows:

              (a) The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

              (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter, by-laws or other organizational documents, (ii) contravene any contractual restriction binding on the Borrower or (iii) violate any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Exchange Act and the regulations thereunder, and Regulations U and X issued by the Board of Governors of the Federal Reserve System, each as amended from time to time), or order, writ, judgment, injunction, decree, determination or award. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for such violation or breach which would not have a Material Adverse Effect.

              (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (other than those which have been obtained) for the due execution, delivery and performance by the Borrower of this Agreement.

              (d) This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

              (e) (i) The Borrower has heretofore furnished to each of the Lenders its unaudited Consolidated balance sheet and statements of earnings, equity and cash flows as at and for the three-month period ended March 31, 2000, and such financial statements fairly present, in all material respects, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the date thereof and for such three-month period, all in accordance with GAAP (subject, in the case of such financial statements as at March 31, 2000, to normal year-end audit adjustments), (ii) the Borrower has heretofore furnished to each of the Lenders its audited Consolidated balance sheet



                            364-Day Credit Agreement
       and statements of earnings, equity and cash flows as at and for the fiscal year ended December 31, 1999, and such financial statements fairly present, in all material respects, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the date thereof and for such fiscal year, all in accordance with GAAP; (iii) the Borrower has heretofore furnished to each of the Lenders the quarterly Statutory Statement as of March 31, 2000, of MONY Life, as filed with the applicable Insurance Regulatory Authority, and such Statement presents fairly, in all material respects, such condition and affairs as of such date, in accordance with SAP; (iv) the Borrower has heretofore furnished to each of the Lenders the annual Statutory Statement of MONY Life for the fiscal year ended December 31, 1999, as filed with the applicable Insurance Regulatory Authority, and such annual Statutory Statement presents fairly, in all material respects, the financial condition of MONY Life as at, and the results of operations for the fiscal year ended December 31, 1999, in accordance with SAP; and (v) since December 31, 1999, there has been no material adverse change in the business, condition (financial or otherwise) results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

              (f) There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.

              (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System and no proceeds of any Advance will be used to purchase or carry Margin Stock. The Borrower is, and after applying the proceeds of each Advance, will be in compliance with its obligations under Section 5.01(e). If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U. No portion of any Advance under this Agreement shall be used by the Borrower in violation of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other Regulation of such Board, as in effect on the date or dates of such Advance and such use of proceeds.

              (h) The Borrower is not an "investment company", or a Person "controlled by" an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

              (i) All information that has been made available by the Borrower or any of its representatives to the Administrative Agent or any Lender in connection with the


                            364-Day Credit Agreement
       negotiation of this Agreement was, on or as of the dates on which such information was made available, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made. All financial projections that have been prepared by the Borrower and made available to the Administrative Agent or any Lender in connection with the negotiation of this Agreement have been prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that such projections will be realized).

              (j) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Borrower or its ERISA Affiliates in excess of $10,000,000.

              (k) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiple Employer Plan that it has incurred any Withdrawal Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect; and neither the Borrower nor any of its Affiliates has been notified by the sponsor of a Multiemployer Plan or any of its Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

              (l) The Borrower and each of its Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower (including, without limitation, all Environmental Laws), its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 5
                            COVENANTS OF THE BORROWER

              SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

              (a) Corporate Existence, Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, maintain its corporate existence; provided that nothing in this sentence shall prohibit (i) any transaction expressly permitted under Section 5.02(c) or
       (ii) the termination or failure to maintain the corporate existence of any


                            364-Day Credit Agreement

       Subsidiary of the Borrower (other than MONY Life) if, in the good faith judgment of the Borrower, such termination or failure would not reasonably be expected to have a Material Adverse Effect. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, statutes, rules, regulations and orders, including, without limitation, ERISA and all applicable Environmental Laws, except for any non-compliance which would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

              (b) Maintenance of Properties, Etc. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

              (c)    Reporting Requirements. The Borrower will furnish to the
       Lenders:

                     (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated financial statements with respect to such fiscal quarter of the Borrower and its Subsidiaries, including all notes thereto, which statements shall include a balance sheet and a statement of equity as of the end of such quarter and a statement of earnings and a statement of cash flows for such quarter, in each case setting forth in comparative form the corresponding figures from the corresponding quarter in the previous fiscal year, all prepared in conformity with GAAP and accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that such financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the Consolidated results of their operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied (subject to normal year-end audit adjustments);

                     (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual Consolidated financial statements with respect to such fiscal year of the Borrower and its Subsidiaries, including all notes thereto, which statements shall include a balance sheet and a statement of equity as of the end of such fiscal year and a statement of earnings and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified report and opinion of independent certified public accountants with an accounting firm of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of the date



                            364-Day Credit Agreement
              thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied;

                     (iii) as soon as possible and in any event within five Business Days after the Borrower obtains actual knowledge of the occurrence of any Event of Default or Default continuing on the date of such statement, a statement of a Responsible Officer setting forth details of such Event of Default or Default and the action which the Borrower has taken and proposes to take with respect thereto;

                     (iv) within a reasonable time after filing thereof, copies of all registration statements (without exhibits) and all annual, quarterly and monthly reports (if any) filed by the Borrower with the Securities and Exchange Commission and promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                     (v) promptly after the Borrower or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Borrower or any of its ERISA Affiliates exceeds or could reasonably be expected to exceed $10,000,000, a statement of a Responsible Officer describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                     (vi) promptly after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

                     (vii) promptly after filing with the applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of MONY Life and each Insurance Subsidiary, the quarterly Statutory Statement of MONY Life and such Insurance Subsidiary for such quarterly fiscal period;

                     (viii) promptly after filing with the applicable Insurance
              Regulatory Authority and in any event within 100 days after the end of each fiscal year of MONY Life and each Insurance Subsidiary, the annual Statutory Statement of MONY Life and such Insurance Subsidiary (including, without limitation, management's discussion and analysis) for such year;



                            364-Day Credit Agreement

                     (ix) promptly after the Borrower or MONY Life receives the results of each examination by the New York State Examiners of the financial condition and operations of the Borrower and/or any of its Subsidiaries, a copy thereof;

                     (x) promptly upon the occurrence of any change in the Moody's Rating or the Standard & Poor's Rating, notice thereof; and

                     (xi) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

       The Borrower will furnish to the Lenders (a) at the time it furnishes its financial statements pursuant to paragraphs (i) and (ii) above, a certificate of a Responsible Officer setting forth reasonably detailed calculations demonstrating that the Borrower is in compliance with
       Section 5.02(e) and (b) at the time MONY Life furnishes its Statutory Statements pursuant to paragraphs (vii) and (viii) above, a certificate of a Responsible Officer setting forth reasonably detailed calculations demonstrating that the Borrower is in compliance with Section 5.02(f) as of the end of the applicable quarterly fiscal period.

              (d) Change in Nature of Business. The Borrower and each of its Subsidiaries will remain primarily engaged in (i) the insurance business or (ii) businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

              (e) Use of Proceeds. The Borrower will use the proceeds of the Advances hereunder only for general corporate purposes (including to support the commercial paper program of the Borrower) in the ordinary course of business (in compliance in all material respects with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

              (f) Payment of Taxes, Etc. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

              (g) Maintenance of Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the


                            364-Day Credit Agreement
       extent consistent with prudent practices of the Borrower and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Borrower or such Subsidiary operates.

              (h) Visitation Rights. The Borrower will, at any reasonable time during normal business hours and upon reasonable prior notice and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof (in each case at their own expense (except as described below) and subject to Section 8.12 hereof) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors. In addition, at any time when an Event of Default has occurred and is continuing, the Borrower will, and will cause its Subsidiaries to, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their independent certified public accountants, and the Borrower will be responsible for the reasonable costs and expenses of the Administrative Agent and the Lenders and the agents and representatives thereof incurred in connection with this clause (h).

              (i) Keeping of Books. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

              (j) Payment of Obligations. The Borrower will pay, and cause each of its Subsidiaries to pay, when due all Debt and other material obligations thereof, except where (a) the validity or amount of such payment is being contested in good faith by adequate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the nonpayment thereof pending such contest would not reasonably be expected to have a Material Adverse Effect (without prejudice, however, to any rights of the Lenders or the Administrative Agent under Section 6.01(d)).

              SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, without the written consent of the Majority Lenders:

              (a) Liens on Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries to, at any time create, assume or suffer to exist any Lien upon or with respect to any of the capital stock of any of its Subsidiaries, except for any such Liens in favor of the Borrower or a Wholly-Owned Subsidiary of the Borrower.



                            364-Day Credit Agreement

              (b) Liens on other Property. Without limiting Section 5.02(a), the Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                     (1)    Liens in existence on the date hereof and listed in
              Schedule II hereto;

                     (2) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                     (3) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent not resulting in an Event of Default under Section 6.01(h) hereof;

                     (4) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                     (5) deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                     (6) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                     (7) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Subsidiary in the ordinary course of business;



                            364-Day Credit Agreement

                     (8)    deposits with Insurance Regulatory Authorities;

                     (9) Liens on property or assets of any corporation that becomes a Subsidiary of the Borrower after the date hereof; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created in anticipation thereof;

                     (10) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that (i) no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the property so acquired and improvements thereon and (ii) the principal amount of Debt secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such property at the time it was acquired (by purchase, construction or otherwise);

                     (11) Liens on securities or financial instruments arising out of Repurchase Agreements entered into in the ordinary course of business and on ordinary business terms; and

                     (12) additional Liens upon real and/or personal property created after the date hereof; provided that the aggregate Debt secured thereby and incurred on and after the date hereof shall not exceed an aggregate amount equal to 5% of Net Worth as of the last day of the then most recently completed fiscal quarter of the Borrower.

              (c) Mergers, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower or such Subsidiary to, any Person, except that:

                     (i) any of its Subsidiaries may merge or consolidate with or into (or convey, transfer, lease or otherwise dispose of any or all the assets of such Subsidiary to) the Borrower or any Wholly Owned Subsidiary of the Borrower;

                     (ii) without prejudice to Sections 5.02(c)(i) or 6.01(g), the Borrower or any Subsidiary may merge or consolidate with or into any other Person so long as (x) immediately after giving effect to such transaction, no Event of Default would exist and
              (y) in the case of the Borrower (including, without limitation, any


                            364-Day Credit Agreement
              merger with a Subsidiary), the Borrower is the surviving corporation and, in the case of such Subsidiary, the surviving corporation is a Subsidiary of the Borrower; and

                     (iii) the Borrower may convey, transfer, lease or otherwise dispose of a portion of its property and assets to a Subsidiary or any other Person which is not an Affiliate of the Borrower, and any Subsidiary of the Borrower may convey, transfer, lease or otherwise dispose of all or a portion of its property and assets to a Subsidiary or any other Person which is not an Affiliate of the Borrower, if the board of directors of the Borrower or such Subsidiary determines in good faith that the ownership or maintenance of such property and assets is no longer necessary or desirable in the conduct of the business or the continued operations of the Borrower and its Subsidiaries, taken as a whole;

       provided, in each of the foregoing cases, that no Default shall have occurred and be continuing at the time of such merger, consolidation, conveyance, transfer, lease or disposition, or shall occur as a result thereof.

              (d) Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate.

              (e) Total Debt to Total Capitalization. The Borrower will not, at any time, permit its Total Debt at such time to exceed 40% of Total Capitalization.

              (f) Statutory Tangible Net Worth. The Borrower will not, at any time, permit MONY Life's Statutory Tangible Net Worth at such time to be less than $900,000,000.


                                    ARTICLE 6
                                EVENTS OF DEFAULT

              SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any Facility Fee or Utilization Fee or any other amount payable hereunder when due and such failure remains unremedied for three Business Days; or



                            364-Day Credit Agreement

              (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

              (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(c)(iii), 5.01(d), 5.01(e) or 5.02; or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and such failure remains unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or the Administrative Agent on behalf of any Lender; or

              (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of any other Debt of the Borrower which is outstanding in a principal amount of at least $10,000,000, or its equivalent in other currencies (in this clause (d) called "Material Debt"), in the aggregate when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of any Material Debt, or to require the same to be prepaid or defeased (other than by a regularly required payment); or

              (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any of its Significant Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e) (provided that, for purposes of this subsection (e), "Significant Subsidiary" means, at any time, MONY Life and any other any Subsidiary of the Borrower that (a) has aggregate assets constituting 10% or more of the aggregate Consolidated assets of the Borrower and its Subsidiaries at such time or (b) accounted for 5% or more of the aggregate Consolidated net income or revenue of the Borrower and its Subsidiaries for the most recently completed fiscal year of the Borrower); or

              (f) In connection with the actual or alleged insolvency of MONY Life or any Insurance Subsidiary, any Insurance Regulatory Authority shall appoint a rehabilitator,



                            364-Day Credit Agreement
       receiver, custodian, trustee, conservator or liquidator or the like (collectively, a "conservator") for MONY LIFE or such Insurance Subsidiary, or cause possession of all or any substantial portion of the property of MONY Life or such Insurance Subsidiary to be taken by any conservator (or any Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or

              (g)    A Change in Control shall occur; or

              (h) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower or any ERISA Affiliate related to such ERISA Event) exceeds $10,000,000; or

              (j) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum; or

              (k) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all




                            364-Day Credit Agreement
such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default with respect to the Borrower of the kind referred to in clause (e) above or with respect to MONY Life of the kind referred to in clause (f) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

              SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

              SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability to the Lenders under or in respect of this Agreement by acting upon any notice, consent, certificate or other



                            364-Day Credit Agreement
instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

              SECTION 7.03. Citibank and Affiliates. With respect to its Commitment and the Advances made by it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

              SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

              SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

              SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be



                            364-Day Credit Agreement
continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

              SECTION 7.07. Arranger and Book Manager, Syndication Agent and Documentation Agent. The Arranger and Book Manager, the Syndication Agent and the Documentation Agent named on the cover page of this Agreement, in their capacities as such, shall have no obligation, responsibility or required performance hereunder and shall not become liable in any manner to any party hereto.

                                    ARTICLE 8

                                  MISCELLANEOUS

              SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
(a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of such Lenders or subject such Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees (other than the Administrative Agent's fee referred to in Section 2.04(b)) or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees (other than the Administrative Agent's fee referred to in Section 2.04(b)) or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend or modify Section 6.01(g) or the definition of "Change in Control" set forth in Section 1.01 in any manner or (g) amend this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by each Lender having an outstanding B Advance at such time, (1) reduce the principal of, or interest on, such B Advance or any fees or other



                            364-Day Credit Agreement
amounts payable hereunder or thereunder with respect thereto, (2) postpone any date fixed for any payment of principal of, or interest on, such B Advance or any fees or other amounts payable hereunder or thereunder with respect thereto, or (3) subject such Lender to any additional obligations; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. This Agreement and the agreement referred to in Section 2.04(c) constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

              SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered by hand:

              (a)    if to the Borrower:

                     The MONY Group Inc.
                     1740 Broadway
                     New York, NY 10019

                     Attention:  Mr. David Weigel, Vice President and Treasurer

                     Telephone No.:  212-708-2170
                     Telecopier No.:  212-708-2152

              (b)    if to the Administrative Agent:

                     Citibank, N.A.
                     2 Penns Way, Suite 200
                     New Castle, Delaware  19720

                     Attention:  Mr. Pat Dimery

                     Telephone No.:  302-894-6022
                     Telecopier No.:  302-894-6120

              (c) if to any Lender, at the Domestic Lending Office specified in the Administrative Questionnaire of such Lender;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be deemed to have been duly given or made (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of mailed notices, three Business Days after being deposited in the mail, postage prepaid, and (iii) in the case of telecopier notice, when transmitted and confirmed during normal business



                            364-Day Credit Agreement
hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), except that notices and communications to the Administrative Agent pursuant to Article 2 or 7 shall not be effective until received by the Administrative Agent.

              SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 8.04. Costs, Expenses and Indemnification.

              (a) The Borrower agrees to pay and reimburse on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each of the Lenders), incurred by the Administrative Agent or any Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

              (b) The Borrower hereby agrees to indemnify the Administrative Agent, Salomon Smith Barney Inc., each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article 3 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct.



                            364-Day Credit Agreement

              The Borrower hereby further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower for or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

              (c) If (i) any payment of principal of, or Conversion or Continuation of, any Eurodollar Rate Advance is made other than on the last day of an Interest Period for such Advance or (ii) any payment of principal of any B Advance is made other than on the scheduled maturity date of such B Advance, in either case as a result of any optional or mandatory prepayment, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, Continuation or Conversion and the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

              SECTION 8.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

              SECTION 8.06. Assignments and Participations.

              (a) Each Lender may, with notice to and the consent of the Administrative Agent and the Borrower (such consents not to be unreasonably withheld, provided that it shall not be deemed to be unreasonable for the Borrower to withhold such consent if such assignment would at the time of such assignment impose upon the Borrower an obligation to make any payment under
Section 2.15), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided that:

              (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Lender under this Agreement (other than any right to make B Advances or B Advances owing to it),

              (ii) except in the case of an assignment by a Lender to one of its Affiliates or to another Lender, the amount of the Commitment of the assigning Lender being assigned



                            364-Day Credit Agreement
       pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (unless the Borrower and the Administrative Agent otherwise agree) be less than the lesser of (x) such Lender's Commitment hereunder and (y) $10,000,000 or an integral multiple of $1,000,000 in excess thereof,

              (iii)  each such assignment shall be to an Eligible Assignee,

              (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and

              (v) the parties to each such assignment (other than the Borrower) shall deliver to the Administrative Agent a processing and recordation fee of $3,000.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

              (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf



                            364-Day Credit Agreement
and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed (and the Borrower and the Administrative Agent shall have consented to the relevant assignment) and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

              (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders, the Commitment of, and principal amount of the A Advances owing to, each such Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Each Lender may sell participations to one or more Persons (excluding any Persons primarily engaged in the insurance or mutual fund business) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) in any proceeding under the Federal Bankruptcy Code in respect of the Borrower, such Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of such Lender (whether such rights or obligations are for such Lender's own account or for the account of any participant) and (v) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement, or to consent to any departure by the Borrower therefrom, except to the extent that any such amendment, waiver or consent would
(x) reduce the principal of, or interest on, the Notes, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Advances, in each case to the extent the same are subject to such participation.



                            364-Day Credit Agreement

              (f) Any Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this
Section 8.06 and subject to the provisions of Section 8.12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries or Affiliates furnished to such Lender by or on behalf of the Borrower.

              (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Agent or the Borrower, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

              (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Agent or the Borrower, assign to an Affiliate of such Lender (excluding any Affiliate of such Lender primarily engaged in the insurance or mutual fund business) all or any portion of its rights (but not its obligations) under this Agreement.

              SECTION 8.07. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              SECTION 8.08. Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart hereof may be executed and delivered via telecopier, and each such counterpart so executed and delivered shall have the same force and effect as an originally executed and delivered counterpart hereof.

              SECTION 8.10. Survival. The obligations of the Borrower under Sections 2.02(c), 2.08, 2.12, 2.15 and 8.04, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by


                            364-Day Credit Agreement
any Notice of A Borrowing or Notice of B Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

              SECTION 8.11. Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 8.12. Confidentiality. Each Lender agrees that it will not, without the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), disclose (other than to its Affiliates (excluding any such Affiliates primarily engaged in the insurance or mutual fund business) and to its and its Affiliates' directors, employees, auditors and counsel, in each case, as necessary for such Lender's administration and enforcement of this Agreement) any Confidential Information with respect to the Borrower furnished to it under this Agreement, except (i) as may be required to comply with any applicable law or regulation or pursuant to legal process or otherwise as required in connection with litigation (and each Lender agrees that it will, to the extent reasonably practicable and if permitted by applicable law and regulation, give the Borrower prior notice of such disclosure reasonably sufficient to permit the Borrower to contest such disclosure), (ii) in accordance with any ruling or regulatory practice of any bank regulatory agency,
(iii) to a proposed assignee or participant permitted under Section 8.06 (provided that such proposed assignee or participant agrees to be bound by the provisions of this Section 8.12) and (iv) in connection with any Lender's enforcement of its rights hereunder after an Event of Default has occurred and is continuing.

              SECTION 8.13. Existing Credit Agreements. On the Effective Date, the commitment of each lender under each of the Existing Credit Agreements shall automatically terminate.



                            364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   Borrower

                                   THE MONY GROUP INC.

                                   By /s/ David V. Weigel
                                     --------------------------
                                     Name: DAVID V. WEIGEL
                                     Title: Vice President and Treasurer

                                   Administrative Agent

                                   CITIBANK, N.A.,
                                   as Administrative Agent

                                   By /s/ Claire Wibroe
                                     --------------------------
                                     Name: Claire Wibroe
                                     Title: Vice President

                                   Banks

                                   CITIBANK, N.A.


                                   By /s/ Claire Wibroe
                                     --------------------------
                                     Name: Claire Wibroe
                                     Title: Vice President

                                   FLEET NATIONAL BANK


                                   By /s/ E. B. Shelley
                                     --------------------------
                                     Name: E. B. Shelley
                                     Title: Director

                                   BANK ONE, N.A. (Main Office - Chicago)


                                   By /s/ Bruce E. Cox
                                     --------------------------
                                     Name: Bruce E. Cox
                                     Title: Vice President



                            364-Day Credit Agreement

                                   STATE STREET BANK AND TRUST COMPANY


                                   By /s/ Edward M. Anderson
                                     --------------------------
                                     Name: Edward M. Anderson
                                     Title: Vice President

                                   THE CHASE MANHATTAN BANK


                                   By /s/ Heather Lindstrom
                                     --------------------------
                                     Name: Heather A. Lindstrom
                                     Title: Vice President

                                   BANK OF AMERICA, N.A.


                                   By /s/ Keith Thompson
                                     --------------------------
                                     Name: Keith Thompson
                                     Title: Principal

                                   MELLON BANK, N.A.


                                   By /s/ Susan M. Whitewood
                                     --------------------------
                                     Name: Susan M. Whitewood
                                     Title: Vice President

                                   FIRST UNION NATIONAL BANK


                                   By /s/ Daniel J. Norton
                                     --------------------------
                                     Name: Daniel J. Norton
                                     Title: Director



                            364-Day Credit Agreement

                                                                      SCHEDULE I


                              Banks and Commitments


              Bank                                Commitment
              ----                                ----------

              Citibank, N.A.                      $  25,000,000
              Fleet National Bank                 $  25,000,000
              Bank One, N.A.                      $  25,000,000
              State Street Bank and
                  Trust Company                   $  25,000,000
              The Chase Manhattan Bank            $  15,000,000
              Bank of America, N.A.               $  15,000,000
              Mellon Bank, N.A.                   $  10,000,000
              First Union National Bank           $  10,000,000
                                                   ------------
                                                  $ 150,000,000



                                   Schedule I

                                                                     SCHEDULE II


                                 Existing Liens



       1. Liens arising in connection with Existing Non-Recourse Mortgage Debt set forth in Schedule III.

       2. Liens arising in connection with the sale/lease-back of 1 MONY Plaza, Syracuse, New York.





                                   Schedule II

                                                                    SCHEDULE III


                       Existing Non-Recourse Mortgage Debt

        Property Name                       Amount                      Maturity
        -------------                       ------                      --------
1.      Pointes at South Mountain           $53,084,000                June 2000

2.      Glenridge Point (Lakeside)          $ 5,651,315                March 2002




                                  Schedule III

                                                                     EXHIBIT A-1

                              NOTICE OF A BORROWING


Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Ways, Suite 200
New Castle, Delaware  19720
Attention:  Pat Dimery
                                                          [Date]

Ladies and Gentlemen:

              The undersigned, The MONY Group Inc. (the "Borrower"), refers to the Credit Agreement, dated as of June [23], 2000 (as from time to time amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

              (i) The Business Day of the Proposed A Borrowing is ___________ __, _____.

              (ii) The Type of A Advances initially comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

              (iii) The aggregate amount of the Proposed A Borrowing is $___________.

              [(iv) The initial Interest Period for each A Advance made as part of the Proposed A Borrowing is ______ month[s]](1).

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A
Borrowing:

                            -------------------------


(1)    For Eurodollar Rate Advances only.



                              Notice of A Borrowing

              (a)    the representations and warranties contained in
       Section 4.01 (not including, in the case of a Borrowing after the initial Borrowing, the Excluded Representation) are correct in all material respects, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

              (b) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or, to the best of the undersigned's knowledge, a Default.

                                            Very truly yours,

                                            THE MONY GROUP INC.

                                            By
                                              -----------------------------
                                              Title:




                              Notice of A Borrowing

                                                                     EXHIBIT A-2

                              NOTICE OF B BORROWING


Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware  19720
Attention:  Pat Dimery
                                           [Date]

Ladies and Gentlemen:

              The undersigned, The MONY Group Inc. (the "Borrower"), refers to the Credit Agreement, dated as of June [23], 2000 (as from time to time amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

              (a)    Date of B Borrowing          _______________________
              (b)    Amount of B Borrowing        _______________________
              (c)    Maturity Date                _______________________
              (d)    Interest Rate Basis          _______________________
              (e)    Interest Payment Date(s)     _______________________
              (f)    _______________________      _______________________
              (g)    _______________________      _______________________
              (h)    _______________________      _______________________

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B
Borrowing:

              (a)    the representations and warranties contained in
       Section 4.01 (not including, in the case of any Borrowing after the initial Borrowing, the Excluded Representation) are correct in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

              (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or, to the best of the undersigned's knowledge, a Default; and



                              Notice of B Borrowing

              (c) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

              The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                            Very truly yours,

                                            THE MONY GROUP INC.

                                            By
                                              --------------------------
                                              Title:




                              Notice of B Borrowing

                                                                       EXHIBIT B

                            ASSIGNMENT AND ACCEPTANCE


                                                    Dated ____________ __, _____

              Reference is made to the Credit Agreement dated as of June [23], 2000 (as from time to time amended, the "Credit Agreement") among The MONY Group Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

              _____________ (the "Assignor") and _____________ (the "Assignee")
agree as follows:

              1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof [(other than in respect of B Advances)](1) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement [(other than in respect of B Advances)](1), including, without limitation, such interest in the Assignor's Commitment, the A Advances and B Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances and B Advances owing to the Assignee will be as set forth in
Schedule 1.

              2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.



                         ------------------------------

(1) Delete bracketed text if B Advances are covered by this Assignment and Acceptance. Conforming changes also need to be made throughout Assignment and Acceptance depending on whether B Advances are covered hereby.



                            Assignment and Acceptance

              3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].(1)

              4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the consent of the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

              5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

              6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments

                         ------------------------------

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.



                            Assignment and Acceptance
of principal, interest, Facility Fee and Utilization Fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

              7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

              IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.




                            Assignment and Acceptance

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


Percentage assigned to Assignee     _______________%

Assignee's Commitment               $______________

Aggregate outstanding principal

  amount of A Advances assigned     $______________

Aggregate outstanding principal

  amount of B Advances assigned     $______________

Effective Date (if other than

  date of acceptance by

  Administrative Agent)*                    __________ __, _____

                                            [NAME OF ASSIGNOR], as Assignor

                                            By
                                              ------------------------------
                                                   Title:




                     Schedule 1 to Assignment and Acceptance

                                            [NAME OF ASSIGNEE], as Assignee

                                            By
                                              ------------------------------
                                              Title:

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

* This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted this ____ day
  of _______, _____


CITIBANK, N.A., as
  Administrative Agent


By
  ---------------------
  Title:

CONSENTED TO:

THE MONY GROUP INC.

By
  ---------------------
  Title:




                     Schedule 1 to Assignment and Acceptance

                                                                       EXHIBIT C


                  [Form of Opinion of Counsel of the Borrower]

                                 June [__], 2000

To the Banks party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Administrative
  Agent
2 Penns Way, Suite 200
New Castle, Delaware  19720

Ladies and Gentlemen:

              I have acted as counsel to The MONY Group Inc. (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of June [23], 2000, among the Borrower, the lenders named therein and Citibank, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $150,000,000 (as the same may be increased pursuant to Section 2.05(c) of the Credit Agreement). Terms defined in the Credit Agreement are used in this opinion letter as defined therein. This opinion letter is being delivered pursuant to Section 3.01(e) of the Credit Agreement.

              In rendering the opinion expressed below, I, or attorneys under my supervision, have examined the following agreements, instruments and other documents:

              (a)    the Credit Agreement; and

              (b) such corporate records of the Borrower and such other documents as I have deemed necessary as a basis for the opinions expressed below.

              In my examination, I have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon certificates of governmental officials and appropriate representatives of the Borrower and upon representations made in or pursuant to the Credit Agreement.

              In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrower):




                       Opinion of Counsel of the Borrower

              (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

              (ii) all signatories to such documents have been duly authorized; and

              (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

              Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

              1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              2. The Borrower has all requisite corporate power to execute and deliver, and to perform its obligations and to incur liabilities under, the Credit Agreement.

              3. The execution, delivery and performance by the Borrower of, and the incurrence by the Borrower of liabilities under, the Credit Agreement has been duly authorized by all necessary corporate action on the part of the Borrower.

              4. The Credit Agreement has been duly executed and delivered by the Borrower.

              5. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

              6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Borrower for the execution, delivery or performance by the Borrower of, or for the incurrence by the Borrower of any liabilities under, the Credit Agreement.

              7. The execution, delivery and performance by the Borrower of, and the consummation by the Borrower of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of the charter or by-laws of the



                       Opinion of Counsel of the Borrower

       Borrower, (b) violate any applicable law, rule or regulation of the United States of America (including, without limitation, Regulations T, U and X issued by the Board of Governors of the Federal Reserve System, as amended) or the State of New York, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower and its Subsidiaries of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower and its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any property of the Borrower pursuant to the terms of any such agreement or instrument.

              8. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

              9. The Borrower is not an "investment company", or a Person "controlled by" an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

              The foregoing opinions are subject to the following comments and qualifications:

              (a) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

              (b) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

              (c) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 2.16 of the Credit Agreement, (iii) the second sentence of Section 8.07 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in Section 8.07 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 8.08 of the Credit Agreement.



                       Opinion of Counsel of the Borrower

              The foregoing opinions are limited to matters involving the Federal laws of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware, and I do not express any opinion as to the laws of any other jurisdiction.

              At the request of the Borrower, this opinion letter is, pursuant to Section 3.01(e) of the Credit Agreement, provided to you by me in my capacity as Counsel of the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.



                                            Very truly yours,



                       Opinion of Counsel of the Borrower

                                                                       EXHIBIT D


                      [Form of Opinion of Special New York
                      Counsel to the Administrative Agent]

                                 June [__], 2000

To the Banks party to the
  Credit Agreement referred to
  below
Citibank, N.A., as Administrative
  Agent
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

              We have acted as special New York counsel to Citibank, N.A. (the "Administrative Agent"), as Administrative Agent, in connection with the Credit Agreement dated as of June [23], 2000 (the "Credit Agreement") among The MONY Group Inc. (the "Borrower"), the lenders named therein and the Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $150,000,000 (as the same may be increased pursuant to Section 2.05(c) of the Credit Agreement). Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(f) of the Credit Agreement.

              In rendering the opinions expressed below, we have examined the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

              In rendering the opinions expressed below, we have assumed, with respect to the Credit Agreement, that:

              (i) the Credit Agreement has been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitutes legal, valid, binding and enforceable obligations of, all of the parties thereto;

              (ii) all signatories to the Credit Agreement have been duly authorized; and

              (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.



         Opinion of Special New York Counsel to the Administrative Agent

              Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

              The foregoing opinions are subject to the following comments and qualifications:

              (a) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

              (b) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

              (c) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 2.16 of the Credit Agreement, (iii) the second sentence of Section 8.07 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in Section 8.07 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 8.08 of the Credit Agreement.

              The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.



         Opinion of Special New York Counsel to the Administrative Agent

       This opinion letter is, pursuant to Section 3.01(f) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.


                                            Very truly yours,


WFC

[File No. 26653-28700]




         Opinion of Special New York Counsel to the Administrative Agent